Exhibit 10.5
THIRD PARTY PLEDGE AGREEMENT

Dated as of January 20, 2022

1.    GRANT OF SECURITY INTEREST. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to WORLD OF JEANS & TOPS, a California corporation ("Borrower"), by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), and for other valuable consideration, as security for the payment of all Indebtedness, specifically including, without limitation, Indebtedness extended pursuant to that certain Credit Agreement dated as of the date hereof between the Borrower and the Bank (the “Credit Agreement”) and any Reimbursement Obligations (as defined below), of Borrower to Bank, the undersigned TILLY’S, INC., a Delaware corporation ("Owner") hereby assigns, transfers to and pledges with Bank, and grants to Bank a security interest in, the following money and property, together with all other money and property as may as any time be delivered to and deposited with Bank:

all of the issued and outstanding equity interests in World of Jeans & Tops, a California corporation, beneficially owned or held by Owner, including but not limited to 20,000,000 shares of common stock of World of Jeans & Tops, a California corporation, evidenced by certificate No. 20

(collectively called "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (b) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (c) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Owner is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Owner due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"), and in the event that Owner receives any such Proceeds, Owner will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Owner if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof.

2.    CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to (a) all past, present and future Indebtedness of Borrower to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, specifically including, without limitation, any Reimbursement Obligations (as defined below), and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Borrower or Owner or any other event or proceeding affecting Borrower or Owner, (b) all obligations of Owner to Bank under that certain Continuing Guaranty dated as of the date hereof, (c) all obligations of Owner and rights of Bank under this Agreement; and (d) all present and future obligations of Owner to Bank of other kinds. This Agreement shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to Borrower after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness, including any Reimbursement Obligations. For the avoidance of doubt, and notwithstanding anything herein or in any other agreement between Owner or Borrower and Bank to the contrary, the statement herein that Reimbursement Obligations are specifically included in the Indebtedness secured hereby, shall be sufficient to satisfy a requirement in any Reimbursement Agreement executed by Borrower and delivered to Bank stating that for such letter of credit or acceptance or similar product obligations to be secured, they must be specifically described. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at 2030 Main Street, Suite 700, Irvine, California 92614, or at such other address as Bank shall from time to time designate. The obligations of Owner hereunder shall be in addition to any obligations of Owner under any other grants or pledges of security for any liabilities or obligations of Borrower or any other person heretofore or hereafter given to Bank unless said other grants or pledges of security are expressly modified or revoked in writing; and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other grants or pledges of security.

As used in this Agreement:

(A) The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

(B) “Reimbursement Obligations” means, any Indebtedness arising directly or indirectly from any of the following: letters of credit, bankers’ acceptances, open account acceptances, trade acceptances, or similar products, including, for the avoidance of doubt, any such obligations arising under any related Reimbursement Agreement.

(C) “Reimbursement Agreement” means a credit agreement, letter of credit agreement, acceptance agreement, open account processing agreement or similar document or agreement governing the reimbursement terms and obligations related to letters of credit, bankers’ acceptances, open account acceptances, trade acceptances or similar products.

3.    OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Owner whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Owner acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Owner as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Owner. Owner waives the benefit of any statute of limitations affecting Owner's liability hereunder or the enforcement thereof, and Owner agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Owner's liability hereunder. The liability of Owner hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any Indebtedness secured hereby is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Owner, Owner agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

4.    OBLIGATIONS OF BANK: Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Owner shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank's obligation with respect to Collateral and Proceeds in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral and Proceeds, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Owner of maturity dates, conversion, call or exchange rights, or offers to purchase the Collateral or Proceeds, or any similar matters, notwithstanding Bank's knowledge of the same. Bank shall have no duty to take any steps necessary to preserve the rights of Owner against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any actions with respect to the Collateral or Proceeds requested by Owner unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness. Bank may at any time deliver the Collateral and Proceeds, or any part thereof, to Owner, and the receipt thereof by Owner shall be a complete and full acquittance for the Collateral and Proceeds so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

5.    REPRESENTATIONS AND WARRANTIES.

(a)    Owner represents and warrants to Bank that: (i) Owner's legal name is exactly as set forth on the first page of this Agreement, and all of Owner's organizational documents or agreements delivered to Bank are complete and accurate in every respect; (ii) Owner is the owner and has possession or control of the Collateral and Proceeds; (iii) Owner has the exclusive right to pledge the Collateral and Proceeds; (iv) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Owner to Bank, in writing; (v) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (vi) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; and (vii) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, to the knowledge of the Owner, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution.

(b)    Owner further represents and warrants to Bank that: (i) the Collateral pledged hereunder is so pledged at Borrower’s request; (ii) Bank has made no representation to Owner as to the creditworthiness of Borrower; and (iii) Owner has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower’s financial condition. Owner agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Owner's risks hereunder, and Owner further agrees that Bank shall have no obligation to disclose to Owner any information or material about Borrower which is acquired by Bank in any manner.

6.    COVENANTS OF OWNER.

(a)    Owner agrees in general: (i) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to permit Bank to exercise its powers; (iii) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (iv) not to change Owner's name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (v) not to change the places where Owner keeps any Collateral or Owner's records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Owner is moving same; (vi) not to sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Owner's assets except in the ordinary course of its business, nor accomplish any of the above by virtue of a division or similar transaction; and (vii) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)    Owner agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Owner to perfect Bank's security interest in Collateral and Proceeds; (ii) not to permit any lien on the Collateral or Proceeds, except in favor of Bank; (iii)  not to sell, hypothecate or otherwise dispose of (including, by illustration, merger, conversion or division), nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, nor withdraw any funds from any deposit account pledged to Bank hereunder; (iv)  to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (v) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vi) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (vii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (viii) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank's interest in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.

7.    POWERS OF BANK. Owner appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them: (a) while an Event of Default exists, to perform any obligation of Owner hereunder in Owner's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) while an Event of Default exists, to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to accept other property in exchange for the Collateral and Proceeds, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (f) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (g) to insure, process and preserve the Collateral and Proceeds; (h) while an Event of Default exists, to exercise all rights, powers and remedies which Owner would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (i) to do all acts and things and execute all documents in the name of Owner or otherwise, deemed by Bank as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Owner, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

8.    OWNER'S WAIVERS.

(a)    Owner waives any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person; (iv) take any other action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness secured hereunder, or in connection with the creation of new or additional Indebtedness.

(b)    Owner waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Owner; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower; (vi) any impairment of the value of any interest in the Collateral or Proceeds, or any other security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Bank give any notice of acceptance of this Agreement. Until all Indebtedness shall have been paid in full, Owner shall have no right of subrogation, and Owner waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Owner further waives all rights and defenses Owner may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Owner's rights of subrogation or Owner's rights to proceed against Borrower for reimbursement, or (B) any loss of rights Owner may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower’s Indebtedness, whether by operation of Sections

726, 580a or 580d of the Code of Civil Procedure as from time to time amended, or otherwise, including any rights Owner may have to a Section 580a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

9.    AUTHORIZATIONS TO BANK. Owner authorizes Bank either before or after revocation hereof, without notice to or demand on Owner, and without affecting Owner's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral and Proceeds, for the payment of the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release the Collateral and Proceeds, or any part thereof, or any such other security; (c) apply the Collateral and Proceeds or such other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from Borrower to any Indebtedness of Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Agreement, and Owner hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Agreement in whole or in part.

10.    PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Owner agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Owner to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Owner to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

11.    EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) the occurrence of any Event of Default under the Credit Agreement; (b) any impairment of the rights of Bank in any Collateral or Proceeds, or any attachment or like levy on any Collateral or Proceeds; and (c) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

12.    REMEDIES. Upon the occurrence of any Event of Default, Bank shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Owner on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of

Default exists: (a) Owner will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order as Bank may from time to time elect; (c) Bank may, at any time and at Bank's sole option, liquidate any time deposits pledged to Bank hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; and (d) at Bank's request, Owner will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall be under no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so. Owner further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

13.    DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

14.    NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in Section 2 hereof and to Owner at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.    COSTS, EXPENSES AND ATTORNEYS' FEES. Owner shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Owner or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. If not paid when due, all of the foregoing shall be paid by Owner with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16.    SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Owner may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Owner acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Agreement. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Owner and/or this Agreement, whether furnished by Borrower, Owner or otherwise. Owner further agrees that Bank may disclose such documents and information to Borrower.

17.    AMENDMENT. This Agreement may be amended or modified only in writing signed by Bank and Owner.

18.    [Reserved.]

19.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

20.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

21.    ARBITRATION.

(a)    Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)    Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)    Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)    Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)    Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)    Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

(j)    Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

Owner warrants that Owner is an organization registered under the laws of Delaware.

Owner warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 10 & 12 Whatney, Irvine, California 92618.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

TILLY’S, INC.,
a Delaware corporation

By: /s/ Michael L. Henry
    Michael L. Henry
    Chief Financial Officer

[Signature Page to Third Party Pledge Agreement]